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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated February 23, 1996, on our audits of the consolidated financial statements and financial statement schedule of Sun Communities, Inc. which report is incorporated by reference from the Sun Communities, Inc. Annual Report on Form 10-K for the year ended December 31, 1995, and on our audits of the consolidated financial statements and financial statement schedule of Sun Communities Operating Limited Partnership which report is incorporated by reference from the Annual Report on Sun Communities Operating Limited Partnership Form 10-K for the year ended December 31, 1995.

We also consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 14, 1996, on our audits of the historical summaries of combined gross income and direct operating expenses of the Aspen Properties for the years ended December 31, 1995, 1994 and 1993 which report is incorporated by reference from the March 20, 1996 Form 8-K of Sun Communities, Inc.

We also consent to the reference to our firm under the caption "Experts."



Coopers & Lybrand L.L.P.
Detroit, Michigan
October 17, 1996